Exhibit 10.2

EXECUTION VERSION

January 10, 2020

Hillenbrand, Inc.

One Batesville Boulevard

Batesville, IN 47006

Re:        Amendment No. 6 to Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to the Private Shelf Agreement, dated as of December 6, 2012 (as amended by Amendment No. 1 dated as of December 15, 2014, Amendment No. 2 dated as of December 19, 2014, Amendment No. 3 dated as of March 24, 2016, Amendment No. 4 dated as of December 8, 2017 and Amendment No. 5 dated as of September 4, 2019, the “Note Agreement”), by and among Hillenbrand, Inc., an Indiana corporation (the “Company”), PGIM, Inc. (f/k/a Prudential Investment Management, Inc.) (“Prudential”) and each Prudential Affiliate (as therein defined) that has become or becomes bound thereby. Capitalized terms used herein that are not otherwise defined herein shall have the meaning specified in the Note Agreement.

The Company has requested that the Required Holders agree to amend the Note Agreement, as more particularly described below. Subject to the terms and conditions hereof, the Required Holders are willing to agree to such request.

Accordingly, in accordance with the provisions of Section 18.1 of the Note Agreement, and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments to the Note Agreement. Upon the occurrence of the Effective Date (as defined below), the Note Agreement shall be amended as set forth below:

1.1           Section 5.5 of the Note Agreement is hereby amended by deleting the reference to “September 30” contained therein and inserting “the last day of the Company’s fiscal year” in lieu thereof.

1.2           Section 9.10 of the Note Agreement is hereby amended and restated in its entirety to read as follows:

Section 9.10.  Excess Leverage Fee.

(a)           Without limiting the Company’s obligations under Section 10.9(a) hereof, if the Company’s Leverage Ratio is greater than 3.50 to 1.00 as of the last day of any fiscal quarter as reflected on the compliance certificate for such fiscal quarter (or, in the case of the fourth fiscal quarter of a fiscal year, such fiscal year) required by Section 9.1(c), then, in addition to the interest accruing on the Notes, the Company agrees to pay to each holder of a Note a fee (an “Ratio Leverage Fee”) computed on the daily average outstanding principal amount of such Notes during the fiscal quarter immediately succeeding such fiscal quarter (such succeeding fiscal quarter, an “Applicable Quarter”) at a rate of 0.75% per annum; provided that, the rate at which the Ratio Leverage Fee is calculated shall be increased to 1.00% per annum for any fiscal quarter for which the Company’s Leverage Ratio is greater than 4.00 to 1.00; provided, further, for the avoidance of doubt, no Ratio Leverage Fee will accrue during any fiscal quarter to the extent the Company’s Leverage Ratio as of the last day of the immediately preceding fiscal quarter is less than or equal to 3.50 to 1.00. The Ratio Leverage Fee with respect to each Note for any period during which such fee accrues shall be calculated on the same basis as interest on such Note is calculated and shall be paid in arrears within three Business Days after the last day of the Applicable Quarter. The payment and acceptance of any Ratio Leverage Fee shall not constitute a waiver of any Default or Event of Default. If for any reason the Company fails to deliver the financial statements required by Section 9.1(a) or 9.1(b) hereof or the related compliance certificate required by Section 9.1(c) hereof for a succeeding fiscal quarter or fiscal year by the date such financial statements and compliance certificate are required to be delivered, then the Company shall be deemed to have a Leverage Ratio as of the end of such fiscal quarter or fiscal year of greater than 4.00 to 1.00 solely for the purposes of this Section 9.10.

(b)           Without limiting the Company’s obligations under Section 9.9 hereof, in addition to the interest accruing on the Notes, the Company agrees to pay to each holder of a Note a fee (a “Rating Fee”; the Rating Fee together with any Ratio Leverage Fee are collectively referred to as the “Excess Leverage Fee”) computed on the daily average outstanding principal amount of such Notes during each fiscal quarter during which the Company has a Below Investment Grade Rating from two or more nationally recognized statistical rating agencies at the rate of 1.00% per annum; provided that, in no event shall a Ratio Leverage Fee be payable during any period for which a Rating Fee is payable. The Rating Fee with respect to each Note for each fiscal quarter for which such fee accrues shall be calculated on the same basis as interest on such Note is calculated and shall be paid in arrears within three Business Days after the last day of each fiscal quarter during which the Company had a Below Investment Grade Rating from two or more nationally recognized statistical rating agencies.

1.3          Section 10.9(a) of the Note Agreement is hereby amended and restated in its entirety to read as follows, with retroactive effect as of December 31, 2019:

(a)           Maximum Leverage Ratio. The Company will not permit the ratio (the “Leverage Ratio”), determined as of the last day of each of its fiscal quarters ending on and after December 31, 2019, of (i) (x) Consolidated Indebtedness minus (y) the Liquidity Amount, in each case as of the last day of such fiscal quarter to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the last day of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than (A) 4.50 to 1.00 for the fiscal quarters ending December 31, 2019 and March 31, 2020, (B) 4.25 to 1.00 for the fiscal quarter ending June 30, 2020, (C) 4.00 to 1.00 for the fiscal quarter ending September 30, 2020, (D) 3.75 to 1.00 for the fiscal quarter ending December 31, 2020 and (E) 3.50 to 1.00 for the fiscal quarter ending March 31, 2021 and each fiscal quarter ending thereafter; provided that the Company may, on or after January 1, 2021, by written notice to the holders of Notes (which notice may be in a compliance certificate delivered pursuant to Section 9.1(c) with respect to an applicable fiscal quarter) and not more than once during the term of this Agreement, elect to increase the maximum Leverage Ratio to 4.00 to 1.00 for a period of three (3) consecutive fiscal quarters in connection with an acquisition that involves the payment of consideration by the Company and/or its Subsidiaries in excess of $75,000,000 occurring during the first of such three fiscal quarters. For purposes of calculations under this Section 10.9(a), Consolidated Indebtedness shall not include 75% of the principal amount of any mandatorily convertible unsecured bonds, debentures, preferred stock or similar instruments in a principal amount not to exceed $500,000,000 in the aggregate during the term of this Agreement which are payable in no more than three years (whether by redemption, call option or otherwise) solely in common stock or other common equity interests.

For purposes of calculations under this Section 10.9(a), prior to the consummation of the Bengal Acquisition (or during the period from the Amendment No. 5 Effective Date until the date that is 90 days after the termination of the Bengal Acquisition Agreement), Consolidated Indebtedness shall not include Specified Senior Notes Indebtedness; provided that (a) the release of the proceeds of the Specified Senior Note Indebtedness to the Company and its Subsidiaries is contingent upon the consummation of the Bengal Acquisition and, pending such release, such proceeds are held in escrow (and, if the Bengal Acquisition Agreement is terminated prior to the consummation of the Bengal Acquisition or if the Bengal Acquisition is otherwise not consummated by the date specified in the Specified Senior Notes Indenture, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Company and its Subsidiaries in respect of the Specified Senior Notes Indebtedness) or (b) the Specified Senior Notes Indenture contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits the Specified Senior Notes Indebtedness to be redeemed or prepaid if the Bengal Acquisition is not consummated by the date specified in the Specified Senior Notes Indenture (and if the Bengal Acquisition Agreement is terminated in accordance with its terms prior to the consummation of the Bengal Acquisition or the Bengal Acquisition is otherwise not consummated by the date specified in the Specified Senior Notes Indenture, the Specified Senior Notes Indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).

1.4           Schedule B to the Note Agreement is hereby amended to delete the following definitions in their entirety:

“Acquisition”

“Leverage Holiday Period”

“Significant Acquisition”

“Significant Acquisition Election”

SECTION 2.  Representations and Warranties. Each of the Company and each Guarantor represents and warrants that (a) the execution and delivery of this letter has been duly authorized by all requisite corporate action on behalf of the Company and such Guarantor, this letter has been duly executed and delivered by an authorized officer of the Company and such Guarantor, and the Company and such Guarantor has obtained all authorizations, consents, and approvals necessary for the execution, delivery and performance of this letter and such authorizations, consents and approvals are in full force and effect, (b) each representation and warranty set forth in Section 5 of the Note Agreement (after giving effect to the amendments in Section 1) and the other Transaction Documents is true and correct in all material respects as of the date of execution and delivery of this letter by the Company and such Guarantor with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date), (c) after giving effect to the amendments in Section 1, no Event of Default or Default exists and (d) concurrently with the effectiveness of this letter, each of the amendments to Section 6.10(a) contained in the Primary Credit Facility that are conditioned on amendments to the Note Agreement and the “LG Facility” will be effective.

SECTION 3.  Conditions to Effectiveness. The amendments described in Section 1 above shall become effective on the date (the “Effective Date”) when each of the following conditions has been satisfied:

3.1          Documents. Each holder of a Note shall have received original counterparts or, if reasonably satisfactory to the Required Holders, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance reasonably satisfactory to the Required Holders, dated the date hereof unless otherwise indicated, and on the date hereof in full force and effect:

(i)            counterparts of this letter executed by the Company, the Guarantors and the Required Holders; and

(ii)           an Officer’s Certificate of the Company, in form and substance reasonably satisfactory to the Required Holders, attaching a true and complete copy of (a) an amendment No. 3 to the Third Amended and Restated Credit Agreement, executed by the Company, the subsidiary borrowers party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto as lenders and (b) the amendment to the “LG Facility Agreement” (as defined in the Company’s most recent filings with the SEC).

3.2          Amendment Fee. The Company shall have paid an amendment fee to each holder of Notes equal to five basis points of the aggregate outstanding principal amount of Notes held by each such holder as of the Effective Date, which payment shall be made in the same manner and to the same accounts as for payments of interest pursuant to the Note Agreement.

3.3           Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter shall be reasonably satisfactory to Prudential, and Prudential shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

SECTION 4.  Reference to and Effect on Note Agreement and Notes; Ratification of Transaction Documents. Upon the effectiveness of the amendments in Section 1 of this letter, each reference to the Note Agreement in any other Transaction Document shall mean and be a reference to the Note Agreement, as modified by this letter. Except as specifically set forth in Section 1 hereof, the Note Agreement, the Notes and each other Transaction Document shall remain in full force and effect and are hereby ratified and confirmed in all respects. Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Note Agreement, any Note or any other Transaction Document, (b) operate as a waiver of any right, power or remedy of Prudential or any holder of the Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement, any Note or any other Transaction Document at any time. The execution, delivery and effectiveness of this letter shall not be construed as a course of dealing or other implication that Prudential or any holder of the Notes has agreed to or is prepared to grant any consents or agree to any amendment to the Note Agreement in the future, whether or not under similar circumstances.

SECTION 5.  Reaffirmation. Each Guarantor hereby consents to the foregoing amendments to the Note Agreement and hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty Agreement and each other Transaction Document, after giving effect to such amendments. Each Guarantor hereby acknowledges that, notwithstanding the foregoing amendments, the Guaranty Agreement and each other Transaction Document remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guaranty Agreement continues to guaranty the Guaranteed Obligations (as defined in the Guaranty Agreement) arising under or in connection with the Note Agreement, as amended by this letter agreement, or any of the Notes.

SECTION 6.  Expenses. The Company hereby confirms its obligations under Section 16.1 of the Note Agreement in connection with the transactions hereby contemplated, whether or not such transactions are consummated.

SECTION 7.  Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

SECTION 8.  Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[signature page follows]

Very truly yours,

PGIM, INC.

By:		/s/ Dave Quackenbush
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:		/s/ Dave Quackenbush
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:		Prudential Investment Management Japan
Co., Ltd. (as Investment Manager)

By:		PGIM, Inc.
(as Sub-Adviser)

	By:	/s/ Dave Quackenbush
Vice President

PAR U HARTFORD LIFE & ANNUITY COMFORT TRUST

By:		Prudential Arizona Reinsurance Universal
Company (as Grantor)

By:		PGIM, Inc.
(as Investment Manager)

	By:	/s/ Dave Quackenbush
Vice President

Amendment No. 6 to Private Shelf Agreement

THE LINCOLN NATIONAL LIFE INSURANCE
COMPANY
FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY
THE INDEPENDENT ORDER OF FORESTERS

By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ Dave Quackenbush
Vice President

Amendment No. 6 to Private Shelf Agreement

The foregoing letter is

hereby accepted as of the

date first above written:

HILLENBRAND, INC.

By:	/s/ Theodore S. Haddad, Jr.
Name: Theodore S. Haddad, Jr.
Title: Vice President and Treasurer

Amendment No. 6 to Private Shelf Agreement

BATESVILLE CASKET COMPANY, INC.
BATESVILLE MANUFACTURING, INC.
BATESVILLE SERVICES, INC.

By:	/s/ Theodore S. Haddad, Jr.
Name: Theodore S. Haddad, Jr.
Title: Vice President and Treasurer

COPERION K-TRON PITMAN, INC.
ROTEX GLOBAL, LLC
K-TRON INVESTMENT CO.
TERRASOURCE GLOBAL CORPORATION
RED VALVE COMPANY, INC.

By:	/s/ Theodore S. Haddad, Jr.
Name: Theodore S. Haddad, Jr.
Title: Assistant Treasurer

COPERION CORPORATION

By:	/s/ Theodore S. Haddad, Jr.
Name: Theodore S. Haddad, Jr.
Title: Vice President and Assistant Treasurer

PROCESS EQUIPMENT GROUP, INC.

By:	/s/ Theodore S. Haddad, Jr.
Name: Theodore S. Haddad, Jr.
Title: Treasurer

Amendment No. 6 to Private Shelf Agreement